UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 13, 2011
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51567 (Commission File Number)	04-3454702 (I.R.S. Employer Identification No.)

439 S. Union St, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.
     Termination of Blood Tubing Set Supply Agreement with Kawasumi Laboratories, Inc.
     On May 13, 2011, Medisystems Corporation (“Medisystems”), a wholly-owned subsidiary of NxStage Medical, Inc. (“NxStage”), and Kawasumi Laboratories, Inc. (“Kawasumi”) agreed to not renew their blood tubing set Supply and Distribution Agreement dated as of May 6, 2008. The Agreement, which governs Medisystems’ purchase of blood tubing sets from Kawasumi, will terminate according to its terms on January 31, 2012. Medisystems presently manufactures many of its blood tubing sets at its facility in Tijuana, Mexico. With the termination of this supply agreement, the blood tubing sets presently manufactured by Kawasumi will now be manufactured in Medisystems’ Tijuana facility.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: May 18, 2011	By:	/s/Jeffrey H. Burbank
Jeffrey H. Burbank
President and Chief Executive Officer